EX-99.77J REVALUATN

Exhibit 77(j)(b) - Restatement of Capital Accounts

For the year ended November 30, 2014, the PIA Funds made the following permanent tax adjustments on the statements of assets and liabilities:

                                                           Undistributed Net     Accumulated Net
                                                               Investment                   Realized             Paid-in
                                       Income/(Loss)             Gain/(Loss)           Capital
BBB Bond Fund                                      $   1,746                $    (1,746)          $        -
MBS Bond Fund                                       244,300                     (244,300)                     -
Short-Term Securities Fund                      106,437                   111,839             (218,276)
High Yield Fund                                         16,944                      (16,944)                      -

For the year ended November 30, 2014, the Semper Funds made the following permanent tax adjustments on the statement of assets and liabilities:

                                                             Undistributed Net     Accumulated Net
                                                                  Investment                  Realized
                                          Income/(Loss)             Gain/(Loss)
Semper MBS Total Return Fund                $299,212                   $(299,212)
Semper Short Duration Fund                83,592           (83,592)

For the year ended November 30, 2014, the WBI Absolute Return Funds made the following permanent tax adjustments on the statements of assets and liabilities:

                                                             Undistributed Net     Accumulated Net
                                                                   Investment                  Realized             Paid-in
                                          Income/(Loss)             Gain/(Loss)           Capital
WBI Absolute Return Balanced                  $104,798                   $(104,798)               $ -
WBI Absolute Return Dividend Growth          5,633                        (5,633)                  -
WBI Absolute Return Balanced Plus                9,487                         (9,652)               165
WBI Absolute Return Dividend Income         18,213                      (18,123)                 -

The reclassifications have no effect on net assets or net asset value per share.